EXHIBIT 99.3


                                              Golden River Resources Corporation
                                                          A Delaware Corporation
                                       -----------------------------------------
                                           Level 8, 580 St Kilda Road, Melbourne
                                                        Victoria 3004, Australia

                                              PO Box 6315, St Kilda Road Central
                                             Melbourne, Victoria 8008, Australia

                                                      Telephone: +61 3 8532 2860
                                                      Facsimile: +61 3 8532 2805
                                        Email: investor@goldenriverresources.com


Trading Symbol: ADA:TSX; C2Z-Frankfurt                Trading Symbol: GORV:OTCBB
Shares Outstanding:  541,572,541                 Shares Outstanding: 243,593,440
News Release No. 14-10

July 16, 2010
--------------------------------------------------------------------------------

                        ACADIAN MINING AND GOLDEN RIVER
                           COMPLETE PRIVATE PLACEMENT

Acadian Mining Corporation (TSX: ADA) ("Acadian") and Golden River Resources Corporation ("Golden River") jointly announced today the completion of a private placement from treasury of 49,233,866 common shares of Acadian to Golden River at a price of Cdn$0.03 per common share for aggregate proceeds to Acadian of Cdn$1,477,015.98.

Acadian intends to use the net proceeds of the private placement for its aggressive gold exploration program which is about to commence at Fifteen Mile Stream and will continue work on its other gold properties.

Following the private placement, Golden River owns 387,345,200 common shares of Acadian, representing approximately 71.5% of Acadian's issued and outstanding common shares. Golden River acquired the common shares for investment purposes only and has no current intent to acquire any further securities of Acadian. The common shares issued to Golden River are subject to a four month hold period from the date of issue.

About Acadian
-------------

Acadian is a Halifax, Nova Scotia, Canada based company with five advanced gold projects, all of which host National Instrument 43-101 compliant resources. It also owns a zinc-lead mine (Scotia Mine) at Gays River, Nova Scotia, which is currently on care and maintenance. Acadian is actively exploring and developing its gold, zinc-lead, and barite properties in Atlantic Canada.

About Golden  River
-------------------

Golden River is a Delaware corporation with gold exploration interests in Nova Scotia, Canada via Acadian and in the Northwest Territories of Canada at its Slave and Committee Bay gold properties.

Additional  Information
------------------------

For additional information on Acadian's properties and activities, please visit Acadian's web site at www.acadianmining.com.

For additional information on Golden River's properties and activities, please visit Golden River's web site at www.goldenriverresources.com.

Golden  River  Resources - Forward  Looking  Statement
------------------------------------------------------

Forward-looking statements in this press release are made pursuant to the "safe harbour" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect Golden River's business is set forth in Golden River's fiscal 2009 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

            No regulatory authority has approved or disapproved the
                           contents of this release.


Contact  for  Acadian:
Grant  Ewing,  President  and  Chief  Executive  Officer
(902)  444-7779   Toll  Free:  877-444-7774
mail@acadianmining.com
Halifax,  Nova  Scotia

Contact  for  Golden  River:
Peter  Lee
PO  Box  6315
St.  Kilda  Road  Central
Melbourne  8008
Victoria,  Australia
011  61  3  8532  2860
PeterL@axisc.com.au